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Exhibit 10.3

VENOCO, INC.

MASTER DRILLING CONTRACT

Agreement No.

Date: March 25, 2002

        This Agreement is entered into between Venoco, Inc., 5464 Carpinteria Ave. Suite J, Carpinteria, CA, 93013 (Venoco), and Kenai Drilling Limited, P.O. Box 2248, Orcutt, CA 93457-2248 (Contractor).

        Venoco is the owner, part owner, and /or operator of properties on which Venoco may from time to time desire to have a well or wells drilled, completed, reworked, deepened, and/or, abandoned. Contractor is engaged in the business of drilling, completing, reworking, deepening, and/or abandoning such well or wells and represents that it has adequate equipment in good working order and fully trained personnel capable of efficiently operating such equipment with which it desires to drill, complete, rework, deepen, and/or abandon such well or wells according to the provisions hereof, it being expressly understood and agreed by Venoco and Contractor that work performed hereunder by Contractor is on a "Daywork" basis as subsequently defined and designated.

        The parties hereto, each in consideration of the premises and agreements of the other, agree as follows:

PART I—GENERAL

1.0
MASTER CONTRACT

1.1
This Agreement, together with any subsequent Bid Sheet and Drilling Order agreed upon and executed from time to time in the manner provided herein, shall govern and control performance of Contractor, including but not limited to the drilling, completing, reworking, deepening, and/or abandoning of any well(s) specified in such Bid Sheet and Drilling Order.

1.2
If, during the term of this Agreement, Venoco desires to have a well or wells drilled, completed, reworked, deepened, and/or abandoned by Contractor, Venoco shall prepare and submit to Contractor a bid package, hereinafter referred to as "Bid Sheet and Drilling Order". The individual well(s) requirements, the contract basis upon which the work shall be performed, the specifications and conditions shall all be set forth in such Bid Sheet and Drilling Order.

1.3
If Contractor desires to drill and complete, rework or deepen a particular well(s) as set forth in the Bid Sheet and Drilling Order upon the conditions and specifications contained therein and under the terms of this Agreement, Contractor shall complete the Bid Sheet and Drilling Order, by setting forth the prices for all services and properly executing all copies in the manner provided and return same to Venoco.

1.4
If Venoco accepts Contractor's bid proposal, Venoco shall execute the Bid Sheet and Drilling Order and return a copy to Contractor. Execution of this Master Drilling Contract alone does not obligate Venoco to submit to Contractor an invitation to bid on every well or any well Venoco proposes to drill. This Agreement does not obligate Venoco or Contractor to enter into any Bid Sheet and Drilling Order, one with the other, it being recognized that Venoco may have similar agreements with other Contractors in the same areas at the same time.

1.5
If and when a Bid Sheet and Drilling Order has been executed by both parties, Contractor agrees to perform the services in a diligent and workmanlike manner, using equipment in good working order and fully trained personnel capable of carrying out such work in accordance with the Contract documents, which shall consist of this Agreement and the applicable Bid Sheet and Drilling Order.

1.6
Term—This Agreement shall continue in effect until cancellation by either party upon giving the other party ten (10) days prior written notice thereof, provided, however, that should operations under any Bid Sheet and Drilling Order be in progress at the time of such notice, then, in such event, this Agreement and the applicable Bid Sheet and Drilling Order(s) shall continue in effect until all of the terms and conditions of this Agreement and the applicable Bid Sheet and Drilling Order covering such operations have been fulfilled and complied with.

1.7
Contractor agrees to perform all work in accordance with the terms and conditions contained in PART I—GENERAL of this Agreement, as well as PART II—DAYWORK AGREEMENT as agreed upon by Venoco and Contractor and as specified in the Bid Sheet and Drilling Order.

2.0
COMPENSATION

2.1
Basis—Venoco shall pay Contractor for work performed hereunder at the rates specified in the relevant Bid Sheet and Drilling Order and in accordance with the applicable provisions of Part II hereof.

2.2
Standby Rates—Standby rates shall commence when the rig, while in readiness to commence or resume operations, has been shut down for a period of eight (8) consecutive hours with full crews and twelve (12) consecutive hours without crews per occurrence awaiting instructions, equipment, materials or services to be provided by Venoco.

2.3
Force Majeure Day Rate—Payments shall be in accordance with the Force Majeure Rate as set forth in Attachment C-1 to the Bid Sheet and Drilling Order and will be due for any period during which operations are not being conducted because of a Force Majeure condition as defined in Paragraph 9.0 hereof, up to a maximum of fifteen (15) consecutive days after which and during the continuous existence of the Force Majeure condition no day rate will be payable and this Agreement may be terminated at the option of either party, subject to demobilization as provided herein.

3.0
GENERAL OBLIGATIONS AND PERFORMANCE

3.1
Well Depth—Wells shall be drilled to the depth specified in the Bid Sheet and Drilling Order, provided that, for drilling wells to a greater depth than the maximum depth specified in the Bid Sheet and Drilling Order, Contractor's consent, which shall not be unreasonably withheld, shall be required. Venoco shall have the right to complete or abandon a well at any depth.

3.2
Cuttings- Contractor agrees to save and label formation samples as Venoco may request.

3.3
Depth Measurements—Contractor shall measure and keep a record of the length of drill pipe and all other tools in the hole; first, in order to determine the footage drilled; second, before setting casing or liners and after reaching final depth; and third, whenever requested by Venoco.

3.4
Oil/Gas Formations—When Contractor encounters a formation which reasonably appears to be oil or gas bearing and/or of lithological importance according to Venoco's instructions, it shall immediately notify Venoco thereof so as to give Venoco an opportunity to examine the formation for the purpose of determining what further operations should be conducted.

3.5
Preventer Equipment and Procedures—Contractor shall furnish and use the blowout prevention equipment specified in the Bid Sheet and Drilling Order unless otherwise directed in writing by Venoco. Contractor shall maintain said equipment in good working condition and make pressure tests as often as conditions warrant or as prescribed in the drilling permit but at least once a week. The results of these tests shall be recorded as specified in section 3.6, or as otherwise directed by Venoco.

3.6.1
Reports to Be Furnished by Contractor: Contractor shall keep and furnish to Venoco a daily drilling report showing depth of hole, formations penetrated, bit record, and any other data required by Venoco. Contractor shall use the standard API-IADC Daily Drilling Report Form and any other report forms that Venoco may specify.

3.6.2
Contractor shall immediately report to Venoco, all accidents or occurrences resulting in personal injury (including bodily injury) or property damages arising out of or during the performance of Work by Contractor or Subcontractors, and shall furnish Venoco with a copy of all reports made by Contractor to Contractor's insurer or to others of such accidents and occurrences.

3.6.3
To the extent required by law, Contractor shall report to the appropriate federal, state or local agency or agencies any spill or discharge of a hazardous, extremely hazardous or toxic substance or other pollutant within the time provided by applicable laws, rules, codes or regulations of any federal, state, or local agency or agencies. Contractor shall also notify Venoco immediately of any such spill or discharge and provide copies of any written reports filed with said agencies.

3.7
Thread Protectors—Contractor shall keep Venoco provided thread Protectors on the casing or tubing until it is taken from the racks to be run into the hole and grease the thread as it is made up with a suitable pipe lubricant. Contractor agrees to preserve all protectors and after the well is completed to break down all surplus pipe, put protectors on same as it is broken down, and return such pipe to the pipe racks at the rig.

3.8
Casing-Protectors & Drill Pipe Hardbanding—Contractor shall equip drill pipe with a sufficient number and type of casing protectors provided by Venoco while drilling inside surface and intermediate casing strings. Contractor shall use smooth hard banding, while drilling, on drill pipe located in the casing to help prevent excessive casing wear.

3.9
Inspection of Venoco's Equipment—Contractor shall perform a reasonable visual inspection of all casing, equipment, machinery, tools, and other items furnished by Venoco and if any defects are found therein which make the use of any such items unsuitable or unsafe, Contractor shall immediately notify Venoco of such defect(s) and Venoco shall at once replace the defective item(s).

3.10
Inspection of Contractor's Equipment—Venoco may, from time to time, inspect and examine the drilling equipment, material, supplies and other items furnished by Contractor and, if found to be inadequate or unsafe for the work required to be performed, shall immediately notify Contractor of the inadequate or unsafe item or items, and Contractor shall replace such item or items with items deemed by Venoco to be adequate and safe for such work; provided, however, that if Contractor disagrees with the necessity of replacing such items it shall so notify Venoco and attempt to resolve the disagreement. If the parties cannot agree, they shall promptly refer the matter to a mutually agreeable independent third party expert whose decision shall be binding.

3.11
Hole Condition—Contractor shall at all times keep the hole in good and suitable condition for coring, wireline logging, directional surveying, drill-stem testing and other work so that such activities may be conducted at the request of Venoco.

3.12
Abandonment—In the event Venoco desires to discontinue drilling or to abandon the well, Contractor agrees, upon the request of Venoco, to pull and recover all salvageable casing from said well and shall be paid therefor on a daywork basis for the actual time engaged in said work. All casing shall be salvaged in a good and workmanlike manner and conveniently stacked at the well location for the benefit of Venoco.

3.13
Location Cleanup—Upon completion, discontinuance or abandonment of the work to be performed under this Agreement and the Bid Sheet and Drilling Order, Contractor agrees to dismantle the drilling rig and remove all of its equipment and machinery from the well site, remove litter and debris created by Contractor or subcontractors in connection with the operations, and generally leave the premises in as good a condition as the same were at the commencement of said operations. Under no circumstances is any debris, junk, litter or hydrocarbons to be disposed of illegally. (See Section 4.3)

3.14
Safety—Contractor shall take all measures and precautions necessary or proper to provide safe working conditions and to prevent any accident in connection with the performance of work hereunder. Contractor shall have the sole responsibility for the safety of its employees and subcontractors, as well as their performance in accordance with the appropriate safety practices.

  Contractor shall conduct the work in a safe and practical manner and in accordance with all applicable governmental laws, orders and regulations, including but not limited to those contained in the Code of Federal Regulations as well as those of the United States Coast Guard, the Minerals Management Service, the Occupational Safety and Health Act of 1970, and any amendments thereto, as well as the guidelines, recommended practices or standards published by and customarily adopted by the industry, including but not limited to the American Petroleum Institute and the Independent Association of Drilling Contractors.

3.15
Invoices—All invoices for work performed for Venoco should be rendered as promptly and currently as Contractor's established procedures will permit, but in no event shall Venoco be obligated to pay invoices received after six months following the work performed. Contractor's invoices must be rendered in accordance with the terms and provisions of this Agreement, and be in sufficient detail to permit ready identification with daily drilling reports or time sheets. All invoicing for third party work, or lost, damaged or destroyed downhole equipment must be accompanied by the appropriate third party invoice or contractor's original purchase invoice.

3.16
Delivery Tickets—All delivery tickets covering any materials or supplies furnished by Venoco or furnished by vendors for which Venoco is obligated to reimburse Contractor, shall be turned in as received with the daily drilling report. The quantity, description, and condition of materials and supplies so furnished shall be verified and checked by Contractor, and such delivery tickets shall be properly certified as to receipt by Contractor's representative.

3.17
Drug Abuse Policy—Contractor acknowledges that it has been advised and agrees to advise all its employees, subcontractors, agents, business invitees, and the employees of any subcontractor, agent, or business invitee of the following safety regulation or policy concerning illegal drugs and alcohol:

    It is the policy of Venoco that the use, possession, sale, transfer, purchase, or presence in one's system of illegal drugs or alcohol on Venoco property is prohibited.

    Entry onto Venoco property constitutes consent to an inspection of the person (including, but not limited to, the taking of a urine sample) and personal effects or property of that person, when entering or leaving Venoco property. Any person who is found in violation of the policy or who refuses to permit an inspection will be removed and barred from Venoco property, at the discretion of Venoco.

    All employees of contractors or sub-contractors must have passed a pre-access drug test within the last 12 months preceding the individuals first access to Venoco property. The contractor shall certify in writing a negative test result. The contractor shall not send laboratory test results. As an alternative, a contractor or sub-contractor that can show proof of an active Drug and Alcohol Testing Program or active status in a testing consortium that includes pre-employment testing and random testing at an annual rate of at least 50%, will satisfy

    Venoco's pre-access and random testing requirements. The contractor must certify its employees as "active" in the program.

4.0
GENERAL LIABILITY AND INDEMNITIES

4.1
Loss or Damage to Contractor's Surface Equipment Contractor agrees to assume all risk of damage to, loss of, or destruction of Contractor's surface equipment including all drilling tools, machinery, and appliances for use above the surface and for any other type of equipment including downhole equipment when such downhole equipment is above the surface regardless of when or how such damage or destruction occurs. Venoco shall have no obligation to reimburse or pay Contractor or Contractor's insurance carrier for any such loss.

4.2
Venoco Equipment—Venoco agrees to assume all risk of damage to, loss of, or destruction of Venoco's and its subcontractor's machinery, tools, material and equipment, regardless of when or how such damage or destruction occurs. Contractor shall have no obligation to reimburse or pay Venoco or Venoco's insurance carrier for any such loss.

4.3
Pollution Control—

(a)
Contractor shall at all times maintain adequate and appropriate pollution control in connection with all of Contractor's operations, and comply with all local, state and federal laws, ordinances, rules, regulations, orders, and standards relating to the control, regulation, or prevention of pollution or contamination, applicable to the performance of the work hereunder.

(b)
Contractor shall be responsible for and hold harmless and indemnify Venoco from and against the cost of control and removal of pollution or contamination which originated above the surface of the water from spills of fuels, lubricants, motor oils, normal water base drilling fluid and attendant cuttings, pipe dope, paints, solvents, ballast, bilge and garbage wholly in Contractor's possession or under its control or the possession or control of its agents or subcontractors directly associated with Contractor's equipment and facilities and any and all fines, penalties, claims, loss, proceedings, damages, causes of action, liability, costs and expense (including court costs and reasonable attorneys' fees) of any nature arising out of or in any way connected with such discharges including, but not limited to, cost of cleanup operations and installation and/or repair of necessary equipment. For purposes hereof the term "normal water base drilling fluid" means drilling fluid which does not exceed toxicity limits specified for offshore discharges by the environmental protection entity having jurisdiction over the operating area.

(c)
Venoco shall be responsible for and hold harmless and indemnify Contractor against all claims, demands, and causes of action of every kind and character (including control and removal of pollutant involved) arising directly or indirectly from all pollution or contamination (including radioactive contamination), other than that described in Paragraph 4.3(b) above, which may occur as a result of operations hereunder, including, but not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water, or other substance, as well as the use of or disposition of radioactive sources, lost circulation and fish recovery materials and fluids, oil emulsion, oil base or chemically treated drilling fluids and attendant cuttings, and drilling fluids other than "normal water base drilling fluid" defined in Paragraph 4.3(a) above.

4.4
Indemnification—Contractor covenants and agrees to fully defend, protect, indemnify, hold harmless and render whole the Venoco Group (as defined in Article 5.0), their officers, directors, employees, agents, members, subcontractors, and representatives, from and against each and every claim, demand or cause of action and any liability, cost, and/or expense (including but not limited to court costs and reasonable attorneys' fees) on account of bodily injury, death or damage to property which may be made or asserted by Contractor, Contractor's subcontractors and its and their officers, directors, employees and/or agents and invitees, caused by, arising out of, or in any way incidental to, or in connection with the performance of the work hereunder, including, but not limited to, those situations where personal injury or death or property damage (or liability therefor) was caused by the concurrent negligence of Venoco, Contractor, any subcontractor and/or any third party (and/or any of their respective officers, directors, employees and/or agents), or where liability for such personal injury or-death or property damage with or without fault is imposed based on any theory of strict liability or by operation of law.

  Venoco covenants and agrees to fully defend, protect, indemnify, hold harmless and render whole the Contractor its officers, directors, employees, agents, members, subcontractors, and representatives, from and against each and every claim, demand or cause of action and any liability, cost, and/or expense (including but not limited to court costs and reasonable attorneys' fees) on account of bodily injury, death or damage to property which may be made or asserted by Venoco, Venoco's subcontractors and its and their officers, directors, employees and/or agents and invitees, caused by, arising out of, or in any way incidental to, or in connection with the performance of the work hereunder, including, but not limited to, those situations where personal injury or death or property damage (or liability therefor) was caused by the concurrent negligence of Venoco, Contractor, any subcontractor and/or any third party (and/or any of their respective officers, directors, employees and/or agents), or where liability for such personal injury or death or property damage with or without fault is imposed based on any theory of strict liability or by operation of law.

  Contractor shall fully indemnify, protect, defend and hold Venoco harmless from and against any costs (including attorneys' fees and court costs) or judgments arising out of claimed or actual infringement or contributory infringement of any patent, or infringement of any copyright or trademark, or violation of any trade secret, arising out of or in connection with the performance of work hereunder or the use of materials or equipment furnished by Contractor for or in connection with said work.

  Venoco shall fully indemnify, protect, defend and hold Contractor harmless from and against any costs (including attorneys' fees and court costs) or judgments arising out of claimed or actual infringement or contributory infringement of any patent, or infringement of any copyright or trademark, or violation of any trade secret, arising out of or in connection with the performance of work hereunder or the use of materials or equipment furnished by Venoco for or in connection with said work.

4.5
Liens, Attachments and Encumbrances—Contractor shall pay all claims for labor, equipment, supplies and materials to be furnished by Contractor hereunder. Further, Contractor shall not at any time or times during the term hereof or any time thereafter, suffer or permit any liens, attachments, or other encumbrances to be imposed by any person, firm or corporation upon Venoco's lease or other property, or any equipment or any portion of the site or lease on which the work hereunder is to be performed by reason of any claim or demand against Contractor; and any such lien, attachment, or other encumbrance, until Contractor shall have secured the release thereof, shall preclude any claims or demand by Contractor for any payment whatsoever under or pursuant to this Agreement or the Bid Sheet and Drilling Order, and in the event that the same shall not have been removed within five (5) days after written notice by Venoco, Venoco, at its option, may remove or release the same, including payment of fees and expenses with funds owing Contractor or Contractor shall reimburse Venoco for the cost of removal thereof, including any legal fees and expenses and interest at the rate of twelve (12) percent per annum from the date of payment by Venoco.

  Contractor further agrees to fully indemnify, protect, defend and hold harmless Venoco, its successors and assigns and any parties in contract therewith from any and all damages, expenses, losses, costs (including, but not limited to, attorney's fees) which the above-named parties may suffer as a result of the imposition of any lien or attachment by reason of any claim or demand against Contractor.

4.6
Distinct Obligations—Notwithstanding any other provisions of this Agreement to the contrary, and notwithstanding the fact that Articles 4.0 and 5.0 are entitled "GENERAL LIABILITY AND INDEMNITIES" and "INSURANCE", respectively, and contain Contractor's separate and distinct obligations, duties, and liabilities to Venoco under and by virtue of this Agreement as regards both indemnities and insurance, Contractor covenants and agrees that its obligations, duties, and liabilities to Venoco relative to insurance requirements as set out in Article 5.0 are independent of any other provision of this Agreement, including but not limited to the obligations, duties, and liabilities to Venoco relative to indemnities as set out in Article 4.0, and the indemnities and hold harmless granted to Venoco and all other parties under Article 4.0 shall not be limited, restricted, or any way affected by any other provisions of this Agreement, including but not limited to Article 5.0 hereof.

4.7
Coverage of Obligations—In any provision of this Agreement, including but not limited to this Article 4.0, where Contractor or Venoco has undertaken any obligation or duty or extended any indemnity or hold harmless to the other, each covenants and agrees that said obligation, duty, indemnity and hold harmless shall be extended and granted individually and collectively to the other, its successors and assigns, its agents, servants, employees, non-operators, owners, the Drilling Unit, and all their respective insurers.

5.0
INSURANCE

  Contractor shall maintain, at its sole cost, and shall require any subcontractors it may engage to maintain, at all times while performing work hereunder, insurance coverage of the types set forth in Attachment "A" in the amounts specified in the Bid Sheet and Drilling Order with companies satisfactory to Venoco with full policy limits applying, but not less than as stated. A certificate naming Venoco, Inc., Ellwood Pipeline, Inc., Whittier Pipeline Corporation, and their parent, affiliates, or subsidiary companies (collectively, the "Venoco Group") as additional insured and evidencing the required coverage, shall be delivered to Venoco prior to commencement of the work. such certificate shall provide that any change restricting or reducing coverage or the cancellation of any policies under which certificates are issued shall not be valid as respects Venoco's interest therein until Venoco has received 30-days notice in writing of such change or cancellation. Further, it shall state that it is primary coverage and not concurrent or excess over other valid insurance which may be available to Venoco. All insurance policies of Contractor shall be endorsed to waive subrogation against the Venoco Group as respects all liabilities and indemnity obligations assumed by Contractor. Any deductibles under any of Contractor's policies shall be the responsibility of Contractor.

  Failure of Contractor to keep the required insurance policies in full force and effect during the work covered by this Agreement and during any extensions, extra or additional work agreed to by Contractor hereunder shall constitute a breach of this Agreement and Venoco shall have the right, in addition to any other rights, to immediately cancel and terminate this Agreement and the Bid Sheet and Drilling Order without further cost to Venoco.

  Nothing contained herein relating to coverage and amounts of insurance shall operate as a limitation of Contractor's liability in tort or contract under this Agreement.

6.0
FAILURE OF PERFORMANCE OR UNDUE DELAY

  In the event of Contractor's failure to satisfactorily perform the work contemplated hereunder, including, but not limited to, unreasonably slow progress, carelessness, inattention or incompetency on the part of Contractor, Venoco shall notify Contractor of its dissatisfaction. Contractor shall be afforded a reasonable time to correct or remedy the unsatisfactory performance. Should Contractor, within the time afforded by Venoco, fail to correct or remedy the unsatisfactory performance to Venoco's satisfaction, Venoco shall have the right to immediately cancel this contract, without further obligation, including without the obligation to pay any termination fees.

7.0
COMPLIANCE WITH LAWS

7.1
Contractor warrants that it has complied with and that it will comply and require its subcontractors to comply with all laws, ordinances, orders, rules, regulations, standards, and licensing and other requirements of state, federal, municipal or local authorities, or agencies thereof, now in force and effect, or which may be passed, enacted, issued, revised, required or promulgated hereafter, incident to, arising out of, or applicable to the performance of this Agreement and shall fully indemnify, protect, defend and hold Venoco harmless from and against any and all fines, penalties, claims, loss, proceedings, damages, causes of action, liability, costs and expense (including court costs and reasonable attorneys' fees) of any nature arising out of or in connection with Contractor's failure to comply with or violation of any such laws, ordinances, orders, rules, regulations, standards or licensing requirements. If any act or omission by Contractor in response to Operator's explicit instruction violates such law, Venoco shall indemnify Contractor fo any consequences thereof.

7.2
Operator warrants that it has complied with and that it will comply and require its subcontractors to comply with all laws, ordinances, orders, rules, regulations, standards, and licensing and other requirements of state, federal, municipal or local authorities, or agencies thereof, now in force and effect, or which may be passed, enacted, issued, revised, required or promulgated hereafter, incident to, arising out of, or applicable to the performance of this Agreement and shall fully indemnify, protect, defend and hold Kenai harmless from and against any and all fines, penalties, claims, loss, proceedings, damages, causes of action, liability, costs and expense (including court costs and reasonable attorneys' fees) of any nature arising out of or in connection with Operator's failure to comply with or violation of any such laws, ordinances, orders, rules, regulations, standards or licensing requirements.

8.0
TAXES AND LICENSES

  Contractor agrees to pay all taxes, licenses and fees levied or assessed on Contractor, and to obtain any required licenses and permits, in connection with or incident to the performance of this Agreement, required by the State in which the work is to be performed, or by the Federal Government, including, but not limited to, unemployment compensation insurance, old age benefits, social security, and any other taxes upon the wages of Contractor, it agents, employees, and representatives, and Contractor agrees to require the same agreements and be liable for any breach of such agreements by any of its subcontractors.

  Venoco agrees to pay all taxes, licenses and fees levied or assessed on Venoco, and to obtain any required licenses and permits, in connection with or incident to the performance of this Agreement, required by the State in which the work is to be performed, or by the Federal Government, including, but not limited to, unemployment compensation insurance, old age benefits, social security, and any other taxes upon the wages of Venoco, it agents, employees, and representatives, and Venoco agrees to require the same agreements and be liable for any breach of such agreements by any of its subcontractors.

9.0
FORCE MAJEURE

  Except for the duty to make payments hereunder when due, and except as may be specifically otherwise provided in this Agreement, neither party shall be liable for delays in performance occasioned or caused by force majeure, which shall include, but not be limited to, acts of God, action of the elements, war, strikes, or differences with workmen, acts of the public enemy, rules or regulations of any governmental authority having jurisdiction or control in or over the premises, compliance with which makes continuance of operations impossible, or any other cause beyond the reasonable control of either party. Time spent by Contractor waiting on weather shall not be considered as force majeure. Inability of either party to secure funds, arrange bank loans or other financing, or to obtain credit shall not be regarded as force majeure.

10.0
INGRESS AND EGRESS TO LOCATION

  Venoco agrees to secure for Contractor rights of ingress and egress with respect to the location on which the well is to be drilled. Venoco shall advise Contractor of any limitations or restrictions affecting ingress and egress, and Contractor agrees to abide by and have its employees, agents, or subcontractors abide by such limitations or restrictions. Should Contractor be denied free access to the location for any reason not reasonably within the control of Contractor, any time lost by reason thereof shall be paid for at a reasonable rate in keeping with the stage of operations at the time.

11.0
AUDITS

  If any payment provided for hereunder is to be made on the basis of Contractor's cost or other flexible billing basis, Venoco shall have the right to audit Contractor's books and records relating to such costs. Contractor agrees to maintain such books and records for a period of two (2) years from the date such costs were incurred and to make such books and records available to Venoco at any reasonable time(s) within the two-year period for Venoco's use in making such audits.

12.0
CONFLICTS

  In the event there is a conflict between the provisions hereof and a Bid Sheet and Drilling Order executed in connection herewith, it is understood and agreed that the provisions of the Bid Sheet and Drilling Order shall be controlling.

13.0
ASSIGNMENTS

  This Agreement shall be binding upon the parties hereto, their successors and assigns; however, this Agreement shall not be assigned by Contractor without the prior written consent of Venoco.

14.0
INFORMATION CONFIDENTIAL

  All information obtained by Contractor in connection with drilling or other operations hereunder, including but not limited to, depths, formations penetrated, results of coring, testing, and surveying, shall be considered confidential and shall not be divulged by Contractor or its employees, to any person, firm or corporation other than to Venoco's designated representative.

15.0
INDEPENDENT CONTRACTOR; VENOCO REPRESENTATIVE

  In the performance of the work contemplated herein, Contractor is an independent contractor, with the authority to control and direct the performance of the work, Venoco being interested only in the results obtained. However, all work performed hereunder shall meet the approval of Venoco and be subject to Venoco's general right of inspection to secure the satisfactory completion thereof. The actual performance and superintendence of all work hereunder shall be by Contractor, but Venoco shall have the right to designate a representatives who shall at all times have access to the premises in order to observe tests or inspect the work performed by Contractor, for the purpose of determining whether, in Venoco's judgment, such work is being performed by Contractor in accordance with the provisions of this Agreement and the Bid Sheet and Drilling Order.

16.0
GENERAL

16.1
Reliance on Prior Inspection—Contractor acknowledges that all obligations undertaken and all promises made by it are based on Contractor's review and inspection of all appropriate data and information in connection with the work to be performed hereunder, and that Contractor understands the nature of the work to be performed, the obligations undertaken and the promises made.

16.2
Notices—Notices and other communications permitted or required hereunder shall be deemed sufficient for all purposes if sent by letter, cable or fax to the Designated Representatives identified in Section 14 of the Bid Sheet and Drilling Order.

Venoco Inc.	Contractor
Print Name:	Print Name:
Title:	Title:
5464 Carpinteria Ave, Suite J
Carpinteria, CA 93013
Address
16.3
Waiver—It is fully understood and agreed that none of the requirements of this Agreement shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Agreement, or other duly authorized agents or representatives of the party.

16.4
Attachments—All provisions of Attachment "A", "Insurance", Attachment "B", "Contract Supplement", and Attachment "C",, "Certificate and Undertaking of Compliance with Environmental Laws", attached hereto, are incorporated herein and made a part hereof.

16.5
Entire Agreement—This Agreement, together with the applicable Bid Sheet and Drilling Order, contains the entire agreement between the parties and supersedes and replaces any oral or written communications heretofore made between the parties relating to the subject matter hereof.

16.6
Governing Law—Unless otherwise specified in the Bid Sheet and Drilling Order, the laws of the State of California shall govern the validity, construction, interpretation and effect of this Agreement.

16.7
Surety Bond—Upon written demand by Venoco, Contractor shall obtain a surety or performance bond ensuring Contractor's performance of any work undertaken pursuant to this Agreement. Such bond must be in a form and in a principal amount satisfactory to Venoco. All fees and costs associated with the procurement of said bond shall be the responsibility of Venoco.

16.8
Severability—In the event that any provision or portion of this Agreement is found by a court of competent jurisdiction to be contrary to law or public policy, then that provision or portion of this Agreement, as the case may be, shall be stricken as if it were never contained in this Agreement, but the remaining provisions or portions of the Agreement shall remain in full force and effect.

PART II—DAYWORK AGREEMENT

1.0
APPLICATION

  If, pursuant to the relevant Bid Sheet and Drilling Order, a well is to be drilled on a daywork basis, the provisions of this Part II shall be applicable in addition to the provisions of Part I above.

2.0
COMPENSATION

2.1
Basis—For purposes of this Agreement and the associated Bid Sheet and Drilling Order, the term "daywork basis" shall mean that Contractor agrees to furnish equipment and labor and perform the services designated in the Bid Sheet and Drilling Order, for a specified sum per day. When operating on a daywork basis, Contractor assumes the obligations and liabilities stated in this agreement and the Bid Sheet and Drilling Order. The consideration to be paid Contractor by Venoco for the work performed hereunder shall be an amount determined in accordance with the daywork rates specified in the applicable Bid Sheet and Drilling Order.

2.2
Invoicing and Payment—Contractor shall bill Venoco monthly for work performed during the preceding month at the daywork rates specified in the Bid Sheet and Drilling Order. Venoco shall pay the invoice amount within 30 days after receipt of such billing; provided Venoco may withhold payment of such amounts it disputes in good faith until such dispute is resolved. Upon request by Venoco, Contractor shall provide Venoco with evidence of due payment of all bills, claims, charges and obligations for labor, materials and services rendered in connection with this Agreement, as well as certification of the fact that no liens have been filed or recorded against Venoco, Venoco's property or the work subject to this Agreement.

  Payment by Venoco of any monies to Contractor pursuant to this Agreement or acceptance of the work contracted for hereunder shall not in any way be construed to be a release of any obligations of the Contractor or a waiver by Venoco of any of its rights under this Agreement.

2.3
Daywork Rates—Daywork rates shall apply to work performed under a daywork agreement as provided in this Part II.

  For daywork less than a twenty-four (24) hour day, Contractor shall be paid on the fractional part of a twenty- four (24) hour day. The time drill pipe is in actual use or while being picked up or laid down is considered drilling with Contractor's drill pipe. The time drill pipe is standing in the derrick is not considered as in-use and the Contractor shall be paid the rate for daywork without drill pipe. If Contractor furnishes special strings of drill pipe, drill collars and handling tools, the same shall be considered in use while on location and between the time Venoco requested the equipment to be at location and the time Venoco releases the equipment.

2.4
Delays While Performing Work on Daywork Basis

  In the event of delay in drilling operations while on daywork basis resulting from the replacement, breakage or failure of Contractor's equipment, Contractor will be paid for time consumed in replacing or repairing equipment at the applicable day rate up to a maximum of four (4) hours for each replacement or repair job; however, if the Contractor's equipment is shut down for repairs in excess of four (4) hours at any one time, all such time (including the first four (4) hours) will be borne by the Contractor. In no event will Contractor be paid for the time consumed for such work stoppage for more than a total of twelve (12) hours per 30-day period with the exception as outlined in Contractors Top Drive Exception as noted Attachment C-1, Paragraph 9-D, to the Bidsheet and Drilling Order.

  Venoco will not be required to pay Contractor for any time while operations are suspended solely by reason of Contractor' failure to have operating personnel available to work, or should contractor at any time cease operations or elect to shut down its rig for any reason, including holidays not worked.

3.0
SPECIAL OBLIGATIONS AND PERFORMANCE FOR DAYWORK BASIS

3.1
Scope of Operations—Contractor, with the Drilling Unit, drilling equipment and personnel, shall conduct all operations to drill and complete and/or workover wells at locations designated by Venoco. Without limitation upon the generality of the foregoing, Contractor shall be solely responsible for the transportation of its drilling equipment to Port Hueneme (or other point of departure as defined by Venoco) and for rigging up and rigging down operations. Contractor shall exert its best efforts to expedite all actions necessary for such operations. Venoco will be responsible for providing work and crew boats for all material and crew transportation from Port Hueneme (or other point of departure) to the Platform.

3.2
Well Program—For each well, Venoco shall provide Contractor with a "well drilling program" which shall include, but not be limited to, hole sizes, casing program, and Venoco deviation policy. Venoco may modify these programs while drilling is in progress.

3.3
Control of Mud Program—Venoco will direct and check Contractor's implementation of the mud program. Contractor shall exercise all reasonable care to use and maintain a mud with properties in accordance with any specifications made by or acceptable to Venoco. Should the mud properties during drilling prove inadequate, Contractor shall immediately contact Venoco's representative to inform him of the situation. In the event no Venoco representative is available, Contractor shall have the duty to improve said properties to the best of its ability.

3.4
Hazardous Conditions—If at any time while performing hereunder Contractor believes that a continuance of the operations will result in abnormally hazardous conditions, it shall immediately notify Venoco and, in the meantime, exert every reasonable effort to overcome this difficulty.

4.0
SPECIAL LIABILITY AND INDEMNITY PROVISIONS FOR DAYWORK AGREEMENT

4.1
Loss of or Damage to Contractor's Downhole Equipment While Contractor is performing work on a daywork basis, to the extent Contractor's insurance does not compensate Contractor, Venoco agrees to pay Contractor for all downhole equipment, such as drill pipe, drill collars, tool joints and subs, which may be lost, damaged or destroyed by accident while such equipment is being used in the hole, if such loss, damage to or destruction of such equipment is not the result of the gross negligence of Contractor, its agents or employees on the following basis:

  Current second-hand replacement cost of like quality equipment lost, damaged or destroyed. Venoco may at its option pay the reasonable cost of repair of damaged equipment in lieu of replacement cost. If such loss, damage to, or destruction of such equipment is the result of Contractor's gross negligence, Venoco agrees to pay Contractor at the amount of 50% (1/2) the value of current second-hand replacement cost of like quality equipment lost, damaged or destroyed.

4.2
Loss of or Damage to the Hole—While performing work on a daywork basis, Contractor shall not be responsible for damage to or loss of the hole or casing, including all downhole property therein, except to the extent that such damage or loss was caused by or resulted from Contractor's sole negligence or willful misconduct. In the event the hole is lost or damaged due to such negligence or willful misconduct by Contractor, the Contractor shall only be liable for operations conducted hereunder to redrill or repair any such well and all such work shall be performed at the rate of $8,590.00/24 hours.

VENOCO, INC.		Contractor:	KENAI DRILLING
By:	/s/ EDWARD O'DONNELL	By:	/s/ TIM W. CRIST
Print Name:	Edward O'Donnell	Print Name:	Tim W. Crist
Title:	President	Title:	President

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